Exhibit 99.1

FIDELITY D & D BANCORP, INC.

FOR IMMEDIATE RELEASE

Date: January 31, 2012

Contacts:

Daniel J. Santaniello	Salvatore R. DeFrancesco, Jr.
President and	Treasurer and
Chief Executive Officer	Chief Financial Officer
570-504-8035	570-504-8000

FIDELITY D & D BANCORP, INC.

2011 FINANCIAL RESULTS

Dunmore, PA – Fidelity D & D Bancorp, Inc. (OTC Bulletin Board: FDBC), parent company of The Fidelity Deposit and Discount Bank, announced net income for the year ended December 31, 2011 of $5.0 million, or $2.28 per share, compared to a net loss for the year ended December 31, 2010 of $3.2 million, or $1.50 per share. Other Than Temporary Impairment (OTTI) credit losses recognized throughout 2011 totaled $246 thousand, compared to the $11.8 million which caused a net loss for the 2010 year. Other improvements were made during 2011, where financial service, interchange fee and trust revenue increased $212, $157 and $72 thousand, respectively. Also, the provision for loan losses was $285 thousand lower. In addition, net interest income increased $89 thousand while other operating expenses remained flat during 2011 compared to the 2010 year.

“We are very pleased with the 2011 financial results. By staying focused on the customer and the community we serve, along with a commitment to sound business practices, we have achieved very strong earnings,” stated Daniel J. Santaniello, President and Chief Executive Officer. “The Company achieved record high deposits levels and revenues within the Financial Services and Trust Divisions. The accomplishments are particularly gratifying given the challenging regulatory and economic climate that continues to persist. The positive earnings results continue to build upon and reinforce the Company’s strong capital position. We are committed to building upon our successes so that we provide greater value to our customers, shareholders, employees, and communities.”

Net income for the quarter ended December 31, 2011 was $1.2 million compared to net loss of $4.8 million for the same quarter of 2010. The earnings per share for the quarter were $0.54 compared to loss per share of $2.26 for the same prior year period. OTTI credit losses recognized in the fourth quarter of 2011 totaled $165 thousand, compared to the $9.3 million which caused a net loss for the 2010 fourth quarter. The lending, financial service, interchange and trust initiatives engaged during the past year improved the current quarter’s other income $246 thousand and provision for loan losses was $385 thousand lower. These improvements were partially offset by the $589 thousand increase in operating expenses, primarily in salary and benefits and credit collection expenses, compared to the 2010 fourth quarter.

The Company’s assets grew $45.0 million, or 8%, to $606.7 million at December 31, 2011 from $561.7 million at December 31, 2010. This asset growth resulted primarily from the $33.4 million, or 7%, increase in deposits plus a $6.8 million, or 15%, increase in shareholders’ equity. The Bank’s regulatory capital ratios for the period ending December 31, 2011 were Total Risk Based Capital Ratio of 12.9%, Tier I Capital Ratio of 11.7% and Leverage Ratio of 8.7%, all of which decisively exceed the current "well capitalized" regulatory requirements.

Net interest income was maintained at $20.8 million for the years ended December 31, 2011 and 2010, quite an achievement in light of the economic uncertainties surrounding a year at a historically low interest rate environment. As a result, net interest margin remained at 3.89% for 2011 and 2010.

Net interest income was $5.0 million for the quarter ended December 31, 2011, compared to the $5.1 million recorded during the same quarter of 2010. The cost reductions on interest-bearing liabilities from the current interest rate environment no longer matched the effect persistently low rates had on reducing earning-asset yields. In fact, lower average commercial loans coupled with lower yields was partially offset by higher average non-interest bearing deposits and lower deposit rates were the reasons net interest margin declined to 3.67%for the fourth quarter 2011, compared to 3.79% for same 2010 period.

The provision for loan loss was $1.8 million for the 2011 year, as compared to a $2.1 million requirement for the 2010 year. The successful resolution of several commercial credits plus recoveries offset the added requirement from the reduction in overall asset quality, which lead to a lower provision for loan losses.

The provision for loan loss was $450 thousand for the fourth quarter of 2011 compared to the $835 thousand required for the fourth quarter of 2010. Deterioration in overall asset quality primarily occurred from a $3.4 million single well-collateralized owner-occupied commercial real estate loan relationship placed on non-accrual status in the 2011 fourth quarter. Because of this loan’s collateral coverage level, the required provision for loan loss was not significant. This plus the receipt of $399 thousand in recoveries lowered the level of provision for loan loss during the fourth quarter of 2011.

The ratio of non-performing assets to total assets at December 31, 2011 increased to 3.58% from 2.38% at December 31, 2010. The ratio of non-accrual loans to total loans at December 31, 2011 increased 100 basis-points to 3.40%. Net charge-offs were $1.6 million in 2011 and $1.8 million in 2010. The allowance for loan losses was 1.97% of total loans at December 31, 2011, up from 1.90% at December 31, 2010.

Total other income for the year ended December 31 2011 was $5.9 million, compared to $5.4 million for the 2010 year. The higher volume of financial service and interchange transaction fees with increased trust activity were partially off-set by lower deposit service fees collected to push other income up by $514 thousand.

Total other income recorded for the quarter ended December 31, 2011 was a $1.6 million compared with $1.4 million for the same quarter in 2010. The $246 thousand increase occurred from higher financial service revenue, increased loan production improved loan service fees collected, more interchange activity and trust growth occurring during the quarter.

Total other operating expenses remained flat at $18.0 million for the year ending December 31, 2011 and 2010. The reductions in FDIC assessment, salary and benefits and marketing expenses offset increased occupancy and equipment, professional service and loan collection and foreclosure expenditures.

Total other operating expenses increased $589 thousand, or 15%, to $4.5 million from $3.9 million for the quarters ending December 31, 2011 and 2010, respectively. The other operating expenses primarily increased from incentive and insurance accruals within salaries and benefits, higher loan collection and foreclosure expenditures, plus additional data processing costs incurred.

Fidelity D & D Bancorp, Inc. serves Lackawanna and Luzerne Counties through The Fidelity Deposit and Discount Bank’s 11 community banking office locations. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law.

Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” and similar expressions are intended to identify such forward-looking statements.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of economic deterioration on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;
•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;
•	the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act;
•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;
•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;
•	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;
•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet;
•	technological changes;
•	acquisitions and integration of acquired businesses;
•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;
•	volatilities in the securities markets;
•	deteriorating economic conditions;
•	acts of war or terrorism; and
•	disruption of credit and equity markets.

For more information please visit our investor relations web site located through www.bankatfidelity.com.

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

At Period End:	December 31, 2011	December 31, 2010
Assets
Total cash and cash equivalents	$52,165	$22,967
Investment securities	108,544	83,431
Federal Home Loan Bank Stock	3,699	4,542
Loans and leases	410,831	416,014
Allowance for loan losses	(8,108)	(7,898)
Premises and equipment, net	13,575	14,764
Life insurance cash surrender value	9,740	9,425
Other assets	16,296	18,428

Total assets	$606,742	$561,673

Liabilities
Non-interest-bearing deposits	$96,155	$85,780
Interest-bearing deposits	419,647	396,668
Total deposits	515,802	482,448
Short-term borrowings	9,507	8,548
Long-term debt	21,000	21,000
Other liabilities	6,809	2,903
Total liabilities	553,118	514,899

Shareholders' equity	53,624	46,774

Total liabilities and shareholders' equity	$606,742	$561,673

Average Year-To-Date Balances:	December 31, 2011	December 31, 2010
Assets
Total cash and cash equivalents	$50,325	$42,182
Investment securities	101,184	84,050
Loans and leases, net	403,704	419,748
Premises and equipment, net	14,188	14,975
Other assets	26,926	26,599

Total assets	$596,327	$587,554

Liabilities
Non-interest-bearing deposits	$102,441	$76,707
Interest-bearing deposits	406,568	405,519
Total deposits	509,009	482,226
Short-term borrowings and long-term debt	33,630	53,824
Other liabilities	3,290	3,626
Total liabilities	545,929	539,676

Shareholders' equity	50,398	47,878

Total liabilities and shareholders' equity	$596,327	$587,554

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Statements of Income
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2011	Dec. 31, 2010	Dec. 31, 2011	Dec. 31, 2010
Interest income
Loans and leases	$5,405	$6,011	$22,906	$24,609
Securities and other	674	604	2,697	2,971

Total interest income	6,079	6,615	25,603	27,580

Interest expense
Deposits	763	1,120	3,672	5,078
Borrowings and debt	274	391	1,089	1,749

Total interest expense	1,037	1,511	4,761	6,827

Net interest income	5,042	5,104	20,842	20,753

Provision for loan losses	450	835	1,800	2,085
OTTI - credit losses	165	9,332	246	11,836
Other income	1,651	1,405	5,938	5,424
Other expenses	4,491	3,901	18,044	18,016
Provision (credit) for income taxes	385	(2,725)	1,645	(2,556)
Net income (loss)	$1,202	$(4,834)	$5,045	$(3,204)

	Three Months Ended
	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Interest income
Loans and leases	$5,405	$5,673	$5,893	$5,935	$6,011
Securities and other	674	703	704	616	604

Total interest income	6,079	6,376	6,597	6,551	6,615

Interest expense
Deposits	763	852	1,015	1,042	1,120
Borrowings and debt	274	275	265	275	391

Total interest expense	1,037	1,127	1,280	1,317	1,511

Net interest income	5,042	5,249	5,317	5,234	5,104

Provision for loan losses	450	500	375	475	835
OTTI - credit losses	165	6	-	75	9,332
Other income	1,651	1,477	1,398	1,413	1,405
Other expenses	4,491	4,444	4,620	4,490	3,901
Provision (credit) for income taxes	385	449	431	380	(2,725)
Net income (loss)	$1,202	$1,327	$1,289	$1,227	$(4,834)

FIDELITY D & D BANCORP, INC.
Unaudited Condensed Consolidated Balance Sheets
(dollars in thousands)

At Period End:	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Assets
Total cash and cash equivalents	$52,165	$76,126	$46,676	$47,443	$22,967
Investment securities	108,544	106,147	98,805	90,882	83,431
Federal Home Loan Bank Stock	3,699	3,894	4,099	4,315	4,542
Loans and leases	410,831	400,768	406,816	419,807	416,014
Allowance for loan losses	(8,108)	(7,960)	(8,144)	(8,224)	(7,898)
Premises and equipment, net	13,575	13,846	14,166	14,422	14,764
Life insurance cash surrender value	9,740	9,660	9,581	9,502	9,425
Other assets	16,296	19,213	16,685	18,150	18,428

Total assets	$606,742	$621,694	$588,684	$596,297	$561,673

Liabilities
Non-interest-bearing deposits	$96,155	$100,668	$98,751	$113,283	$85,780
Interest-bearing deposits	419,647	424,929	408,176	399,917	396,668
Total deposits	515,802	525,597	506,927	513,200	482,448
Short-term borrowings	9,507	18,005	8,007	11,131	8,548
Long-term debt	21,000	21,000	21,000	21,000	21,000
Other liabilities	6,809	5,010	2,404	2,663	2,903
Total liabilities	553,118	569,612	538,338	547,994	514,899

Shareholders' equity	53,624	52,082	50,346	48,303	46,774

Total liabilities and shareholders' equity	$606,742	$621,694	$588,684	$596,297	$561,673

Average Quarterly Balances:	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Assets
Total cash and cash equivalents	$53,814	$64,037	$44,364	$38,770	$53,297
Investment securities	112,554	103,624	98,646	89,633	86,121
Loans and leases, net	402,093	393,771	408,047	411,113	409,009
Premises and equipment, net	13,746	14,065	14,311	14,639	14,648
Other assets	26,688	26,464	27,052	27,516	27,382

Total assets	$608,895	$601,961	$592,420	$581,671	$590,457

Liabilities
Non-interest-bearing deposits	$99,973	$99,025	$108,882	$101,942	$82,019
Interest-bearing deposits	417,210	414,748	401,790	392,160	404,693
Total deposits	517,183	513,773	510,672	494,102	486,712
Short-term borrowings and long-term debt	35,114	33,707	29,180	36,535	51,090
Other liabilities	3,658	3,192	3,048	3,258	3,996
Total liabilities	555,955	550,672	542,900	533,895	541,798

Shareholders' equity	52,940	51,289	49,520	47,776	48,659

Total liabilities and shareholders' equity	$608,895	$601,961	$592,420	$581,671	$590,457

FIDELITY D & D BANCORP, INC.
Selected Financial Ratios and Other Data

	Three Months Ended
	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Selected returns and financial ratios
Diluted earnings (loss) per share	$0.54	$0.59	$0.59	$0.56	$(2.26)
Dividends per share	$0.25	$0.25	$0.25	$0.25	$0.25
Yield on interest-earning assets (FTE)	4.39%	4.65%	4.94%	5.03%	4.87%
Cost of interest-bearing liabilities	0.91%	1.00%	1.19%	1.25%	1.32%
Net interest spread	3.48%	3.65%	3.75%	3.78%	3.55%
Net interest margin	3.67%	3.85%	4.01%	4.05%	3.79%
Return on average assets	0.78%	0.87%	0.87%	0.86%	-3.25%
Return on average equity	9.01%	10.27%	10.44%	10.41%	-39.42%
Efficiency ratio	65.35%	64.16%	67.08%	65.51%	58.61%
Expense ratio	1.88%	1.96%	2.19%	2.15%	1.68%

	Twelve Months Ended
	Dec. 31, 2011	Dec. 31, 2010
Diluted earnings (loss) per share	$2.28	$(1.50)
Dividends per share	$1.00	$1.00
Yield on interest-earning assets (FTE)	4.75%	5.12%
Cost of interest-bearing liabilities	1.08%	1.49%
Net interest spread	3.67%	3.63%
Net interest margin	3.89%	3.89%
Return on average assets	0.85%	-0.55%
Return on average equity	10.01%	-6.69%
Efficiency ratio	65.47%	65.38%
Expense ratio	2.04%	2.07%

Other data
	Dec. 31, 2011		Sep. 30, 2011		Jun. 30, 2011		Mar. 31, 2011		Dec. 31, 2010
Book value per share	$23.78		$23.26		$22.70		$21.96		$21.48
Equity to assets	8.84%		8.38%		8.55%		8.10%		8.33%
Allowance for loan losses to:
Total loans	1.97%		1.99%		2.00%		1.96%		1.90%
Non-accrual loans	0.58	x	1.00	x	0.85	x	0.87	x	0.79	x
Non-accrual loans to total loans	3.40%		1.99%		2.36%		2.25%		2.40%
Non-performing assets to total assets	3.58%		2.43%		2.37%		2.37%		2.38%